UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2012

TMS INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

001-31528	Delaware	20-5899976
(Commission File Number)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12 Monongahela Avenue

P.O. Box 2000

Glassport, PA 15045

(412) 678-6141

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 8.01	Other Events

On March 2, 2012, TMS International Corp. (the “Company”) issued a press release announcing that the Company’s indirect wholly owned subsidiary, Tube City IMS Corporation (“TCIMS”), is pursuing a potential debt refinancing pursuant to which TCIMS intends to enter into a new senior secured term loan in an amount of approximately $300 million. The proceeds of the refinancing, if effected, are anticipated to be used towards repayment in full of TCIMS’ existing term loan facility, which matures on January 25, 2014, the repayment, repurchase, and/or redemption of its 9 3/4% Senior Subordinate Notes due February 1, 2015, and related fees and expenses. The timing, size, and terms of any potential refinancing and the use of proceeds thereof are subject to market and other conditions, and the Company makes no assurance that such actions will take place at any specific time, or at all.

A copy of the news release announcing the proposed refinancing is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1 News Release dated March 2, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TMS INTERNATIONAL CORP.
Date: March 2, 2012
	By:	/s/ Daniel E. Rosati
Daniel E. Rosati
Executive Vice President, Chief Financial Officer and Treasurer